                                                                 Exhibit No. 2.8
                                                                 ---------------

                                                                [EXECUTION COPY]

================================================================================









                            ASSET PURCHASE AGREEMENT

                                  by and among

                          COMMUNICOR CORPORATION - USA,

                          THE PRINCIPALS NAMED HEREIN,

                              CERTAIN OTHER PERSONS

                                       and

                       COMMUNICOR TELECOMMUNICATIONS, INC.






                            Dated as of May 10, 2000




================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I

         CERTAIN DEFINITIONS......................................................................................1
         1.1         Definitions..................................................................................1

ARTICLE II

         PURCHASE AND SALE OF THE PURCHASED ASSETS................................................................7
         2.1         Basic Transaction............................................................................7
         2.2         Assumption of Liabilities...................................................................10
         2.3         Closing Transactions........................................................................12
         2.4         Purchase Price..............................................................................13
         2.5         Allocation of the Purchase Price............................................................15
         2.6         Nonassignable Contracts.....................................................................16

ARTICLE III

         CONDITIONS TO CLOSING...................................................................................16
         3.1         Conditions to Buyer's Obligations...........................................................16
         3.2         Conditions to the Seller Parties' Obligations...............................................19

ARTICLE IV

         [Intentionally Omitted].................................................................................20

ARTICLE V

         REPRESENTATIONS AND WARRANTIES
         CONCERNING THE SELLER PARTIES...........................................................................20
         5.1         Capacity, Organization, Corporate Power and Licenses........................................20
         5.2         Authorization; Noncontravention.............................................................21
         5.3         Subsidiaries................................................................................21
         5.4         Financial Statements........................................................................21
         5.5         Inventory...................................................................................22
         5.6         Absence of Undisclosed Liabilities..........................................................22
         5.7         No Material Adverse Effect..................................................................23

                                        -i-

                         TABLE OF CONTENTS (continued)                                                         Page

         5.8         Absence of Certain Developments.............................................................23
         5.9         Assets......................................................................................25
         5.10        Contracts and Commitments...................................................................26
         5.11        Intellectual Property Rights................................................................28
         5.12        Litigation..................................................................................29
         5.13        Compliance with Laws........................................................................29
         5.14        Environmental and Safety Matters............................................................30
         5.15        Employees...................................................................................31
         5.16        Employee Benefit Plans......................................................................31
         5.17        Insurance...................................................................................32
         5.18        Tax Matters.................................................................................33
         5.19        Brokerage and Transaction Bonuses...........................................................34
         5.20        Names and Locations.........................................................................34
         5.21        Affiliated Transactions.....................................................................34
         5.22        Service Warranties..........................................................................34
         5.23        Customers and Suppliers.....................................................................35
         5.24        Disclosure..................................................................................35

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................35
         6.1         Organization and Power......................................................................35
         6.2         Capitalization..............................................................................36
         6.3         Authorization...............................................................................36
         6.4         No Violation................................................................................36
         6.5         Governmental Authorities and Consents.......................................................36
         6.6         Litigation..................................................................................36
         6.7         Brokerage...................................................................................36

ARTICLE VII

         [Intentionally Omitted].................................................................................37

ARTICLE VIII

         ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING..........................................................37
         8.1         Survival of Representations and Warranties..................................................37
         8.2         Indemnification.............................................................................38

                                                                                                               Page

         8.3         Mutual Assistance...........................................................................41
         8.4         Press Release and Announcements.............................................................42
         8.5         Expenses....................................................................................42
         8.6         Specific Performance........................................................................42
         8.7         Arbitration Procedure.......................................................................42
         8.8         Further Assurances..........................................................................43
         8.9         Confidentiality.............................................................................44
         8.10        Tax Matters.................................................................................44
         8.11        Employee and Related Matters................................................................44
         8.12        Name Change.................................................................................46
         8.13        Nuline Equipment............................................................................46
         8.14        Insurance Transition........................................................................46

ARTICLE IX

         MISCELLANEOUS...........................................................................................46
         9.1         Amendment and Waiver........................................................................46
         9.2         Notices.....................................................................................47
         9.3         Successors and Assigns......................................................................48
         9.4         Severability................................................................................48
         9.5         Interpretation..............................................................................49
         9.6         Captions....................................................................................49
         9.7         No Third-Party Beneficiaries................................................................49
         9.8         Complete Agreement..........................................................................49
         9.9         Counterparts................................................................................49
         9.10        Delivery by Facsimile.......................................................................50
         9.11        Governing Law...............................................................................50
         9.12        Schedules...................................................................................50
         9.13        Bulk Transfer Laws..........................................................................50
         9.14        Linc.net Guarantee..........................................................................50

                                      -iii-

                              EXHIBITS AND SCHEDULES


EXHIBITS:

Exhibit A            -     Escrow Agreement
Exhibit B            -     Employment Agreement
Exhibit C            -     Consulting Agreement
Exhibit D            -     Securities Acquisition Agreement
Exhibit E            -     Amended and Restated Stockholders Agreement
Exhibit F            -     Amended and Restated Registration Agreement
Exhibit G            -     Form of Opinion of Counsel for Seller Parties
Exhibit H            -     Real Estate Lease
Exhibit I            -     Pledge Agreement

SCHEDULES

Permitted Liens Schedule
Contracts Schedule
Tangible Assets Schedule
Permits Schedule
Purchase Price Allocation Schedule
Restrictions Schedule
Qualifications Schedule
Officers and Directors Schedule
Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Leased Real Property Schedule
Intellectual Property Schedule
Litigation Schedule
Compliance Schedule
Environmental Schedule
Employees Schedule
Employee Benefits Schedule
Insurance Schedule
Taxes Schedule
Names and Locations Schedule
Affiliated Transactions Schedule
Customers and Suppliers Schedule

Buyer Brokerage Schedule
Indemnification Schedule
Insurance Transition Schedule

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of May 10, 2000, by and among Communicor Corporation - USA, an Arizona corporation (the "SELLER"), Charlie R. Lundgren ("LUNDGREN"), Gardner H. Altman, Jr. ("ALTMAN") and Stanley D. Lebakken ("LEBAKKEN" and together with Altman and Lundgren, the "PRINCIPALS"), Transwest, Inc., a Minnesota corporation ("TRANSWEST"), Transwestsouth, Inc., a North Carolina corporation ("TRANSWESTSOUTH"), Stanley D. Lebakken, individually and doing business as dealer under the name Transwest, and Charles R. Lundgren, individually and doing business as dealer under the name Transwest (together, the "DEALERS"), Char Stan, Inc., a Delaware corporation ("CHAR STAN"), AsTraKel International, Ltd., a Delaware corporation ("ASTRAKEL"), Communications Construction Corporation, a Delaware corporation ("CCC"), Communicor Telecommunications, Inc., a Delaware corporation ("BUYER"), and Linc.net, Inc., a Delaware corporation and parent of Buyer ("LINC.NET"). Seller, the Principals, Transwest, Transwestsouth, Dealers, Char Stan and CCC are referred to collectively herein as the "SELLER PARTIES."

          WHEREAS, Seller is engaged in the business of the installation, maintenance, construction and project management of telecommunications networks (the "BUSINESS");

          WHEREAS, certain other Seller Parties have assets used in the Business; and

          WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of the Purchased Assets (as defined in Section 2.1(a) below) and pursuant to other agreements herein described, the remaining Seller Parties desire to sell and Buyer desires to buy certain other assets used in the Business.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a

Person, whether through the ownership of voting securities, by contract or otherwise, and such "control" will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

          "AFFILIATED GROUP" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income tax law) of which Seller is or has been a member.

          "APPLICABLE RATE" means the prime rate of interest reported from time to time by the Wall Street Journal.

          "BANK" means PNC Bank National Association or such other financial institution as shall be selected by Buyer.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "CONFIDENTIAL INFORMATION" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the business, financial condition and results (whether historical or projected), products, services or research or development of Seller or its suppliers, distributors, customers, independent contractors or other business relations. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, Seller's suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data bases relating thereto;
(iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other Intellectual Property Rights.

          "ENCUMBRANCE" means any lien, charge, security interest, claim, pledge, Tax, option, warrant, right, contract, call, commitment, equity, demand, proxy, voting agreement, restriction on transfer (other than restrictions on transfer under the Securities Act and applicable state securities laws) or other encumbrance.

          "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

          "ESCROW AGREEMENT" means the escrow agreement in the form of EXHIBIT A attached hereto.

          "ESCROW AMOUNT" means $1,000,000.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "EXECUTIVE SECURITIES" means the shares of Linc.net's Series B Preferred Stock and Common Stock issued to Lundgren, Lebakken and AsTraKel pursuant to the respective Securities Acquisition Agreements between Lundgren and Linc.net, between Lebakken and Linc.net, and among AsTraKel, Altman and Linc.net, respectively, and the CCC Merger Agreement and the Char Stan Merger Agreement.

          "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

          "GUARANTY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guaranties of the payment of dividends or other distributions upon the shares of any other Person.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INDEBTEDNESS" means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations in respect of letters of credit and bankers' acceptances issued for the account of such Person, (iv) all obligations arising from cash/book overdrafts, (v) all obligations arising from deferred compensation arrangements,
(vi) all obligations of such Person secured by a

Lien, (vii) all Guaranties of such Person in connection with any of the foregoing, (viii) all capital lease obligations, (ix) all deferred rent, (x) all indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due) and (xi) all accrued interest, prepayment premiums or penalties related to any of the foregoing.

          "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, recipes, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "LIEN" means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

          "MATERIAL ADVERSE EFFECT" means a material and adverse effect or development upon the business, operations, assets, liabilities, financial condition, value, business prospects, operating results, cash flow, net worth or employee, customer or supplier relations of Seller.

          "NET CURRENT ASSETS" means as of any date of determination, the excess of Seller's total prepaid expenses (other than prepaid insurance) and work in process of the Purchased Assets as of such date over Seller's total accounts payable and accrued expenses of the Assumed Liabilities as of such date determined in accordance with GAAP. In determining total prepaid expenses and work in process of the Purchased Assets and total accounts payable and accrued expenses of the

Assumed Liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all errors and omissions corrected, and
(ii) all proper adjustments and accruals shall be made in accordance with GAAP.

          "PERMITTED LIENS" means (i) Liens that are set forth on the PERMITTED LIENS SCHEDULE attached hereto, (ii) Liens for Taxes not delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on Seller's financial statements in accordance with GAAP, (iii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business and (iv) Liens arising from zoning ordinances.

          "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

          "PRINCIPAL REPRESENTATIONS" means the representations and warranties contained in (i) the first two and last sentences of Section 5.2 (Authorization/Noncontravention), the first sentence of Section 5.9(a) (Assets),
Section 5.14 (Environmental and Safety Matters), Section 5.16 (Employee Benefit Plans), Section 5.18 (Tax Matters), Section 5.19 (Brokerage and Transaction Bonuses) and Section 5.21 (Affiliated Transactions) of this Agreement; (ii) the first two and last sentences of Section 5.2 (Authorization; Noncontravention) and the first sentence of Section 5.3 (Title to Assets) of the Equipment Purchase Agreement; (iii) the first two and last sentences of Section 5.2 (Authorization; Noncontravention) of the Goodwill Purchase Agreement; (iv)
Section 5.2 (Capital Stock and Related Matters; Title to Shares), the first two and last sentences of Section 5.3 (Authorization; Noncontravention), Section
5.11 (Environmental and Safety Matters), Section 5.13 (Employee Benefit Plans),
Section 5.14 (Tax Matters), Section 5.15 (Brokerage and Transaction Bonuses) and
Section 5.18 (Affiliated Transactions) of the CCC Merger Agreement; and (v)
Section 5.2 (Capital Stock and Related Matters; Title to Shares), the first two and last sentences of Section 5.3 (Authorization; Noncontravention), the first two sentences of Section 5.4 (Assets), Section 5.11 (Environmental and Safety Matters), Section 5.13 (Employee Benefit Plans), Section 5.14 (Tax Matters),
Section 5.15 (Brokerage and Transaction Bonuses) and Section 5.18 (Affiliated Transactions) of the Char Stan Merger Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SELLER REPRESENTATIVE" means Gardner H. Altman, Jr.

          "SELLER TRANSACTION" means any (a) reorganization, liquidation, dissolution or recapitalization of Seller, (b) merger or consolidation involving Seller, (c) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of Seller (other than the purchase and sale of inventory and capital equipment in the ordinary course of business consistent with past custom and practice), or (d) similar transaction or business combination involving Seller or its business or assets.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (B) such Person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

          "SYSTEM OWNERS" means the companies with whom Seller has executed cable installation contracts as identified on the CONTRACTS SCHEDULE.

          "TFC" means Tescor Financial Corporation, the factor of the accounts receivable of Seller.

          "TAX" means any (i) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) liability of Seller for the payment of any amounts of the type described in clause (i) above arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and
(iii) liability of Seller for the payment of any amounts of the type described in clause (i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

          "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.


                                   ARTICLE II

                    PURCHASE AND SALE OF THE PURCHASED ASSETS


     2.1  BASIC TRANSACTION.

          (a) PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer on the Closing Date, all of Seller's right, title and interest as of the Closing Date in all properties, assets and rights of any kind, whether tangible or intangible, real or personal (except for the Excluded Assets), related to or used in the Business (the "PURCHASED ASSETS"), free and clear of all liens, charges, encumbrances and restrictions of whatever nature (other than Permitted Liens), including the following:

               (i) all unbilled work in process under all pending contracts with System Owners and other customers of Seller (collectively, the "WIP");

               (ii) all Intellectual Property Rights which are owned by, issued to or licensed to Seller and which are used in the Business, along with all income, royalties, damages and payments due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world);

               (iii) all of the contracts, licenses, leases and other agreements to which Seller is a party including without limitation, those described on the attached CONTRACTS SCHEDULE (other than Excluded Assets) including a list of any leased machinery and equipment and the fair market value thereof (collectively, the "ASSUMED CONTRACTS");

               (iv) all leasehold improvements and all machinery, equipment (including all vehicles and office equipment), fixtures, trade fixtures, computers and related software, tooling, molds, dies and furniture, including those identified on the attached TANGIBLE ASSETS SCHEDULE;

               (v) all office supplies, production supplies and other supplies, spare parts, other miscellaneous supplies and other tangible property of any kind;

               (vi) all prepayments and prepaid expenses (other than those related to Excluded Assets or Excluded Liabilities), employee advances (to the extent relating to Transferred Employees) and cash deposits;

               (vii) all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind including with respect to any of Seller's policies of insurance (other than those related to Excluded Assets, Excluded Liabilities or the Seller Parties' obligations to indemnify under this Agreement);

               (viii) the right to receive and retain mail and other communications (other than those related to Excluded Assets or Excluded Liabilities);

               (ix) all lists, records and other information pertaining to accounts, Transferred Employees and referral sources; all lists and records pertaining to suppliers and customers; and all studies, plans, books, ledgers, files and business records of every kind (including all financial, business and marketing plans and information); in each case whether evidenced in writing, electronic data (including by computer) or otherwise;

               (x) all advertising, marketing and promotional materials, all archival materials and all other printed or written materials;

               (xi) all permits, licenses, certifications, authorizations and approvals from all permitting, licensing, accrediting and certifying agencies (including all of the foregoing listed or described on the attached PERMITS SCHEDULE) which are assignable by their terms or assignable with the consent of the applicable agencies, and the rights to all data and records held by such agencies;

               (xii) all rights and use of the name "Communicor Corporation" and derivations thereof in connection with the Business or otherwise;

               (xiii) System Owner vendor numbers;

               (xiv)  all goodwill of Seller as a going concern; and

               (xv) all other properties, assets and rights owned by Seller as of the Closing Date, or in which Seller has an interest, and which are related to or used in the Business, and which are not otherwise Excluded Assets.

          (b) EXCLUDED ASSETS. Notwithstanding the foregoing, the following properties, assets and rights (the "EXCLUDED ASSETS") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets:

              (i) Seller's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and blank stock certificates and other documents relating to the organization, maintenance and existence of Seller as a corporation;

              (ii)   all cash and cash equivalents;

              (iii)  all trade accounts receivable;

              (iv) all retainages withheld from Seller by System Owners relating to any work done prior to the Closing Date;

              (v) all remittances payable to Seller by TFC and Capital Resource Funding ("CRF") in connection with the factoring by TFC and CRF, respectively, of the trade accounts receivable of Seller;

              (vi) the factoring of trade accounts receivable agreements between Seller and each of TFC and CRF;

              (vii) the Glendale, Arizona residential lease agreement between Seller and Lebakken;

              (viii) any claim of Seller against Communication Technologies Companies, Inc. or its successors or assigns by operation of law or otherwise;

              (ix) the insurance policies related to representation and warranty insurance listed as items 2, 3, 4 and 5 on the attached INSURANCE SCHEDULE;

              (x) Seller's rights under or pursuant to this Agreement and the Schedules and Exhibits attached hereto; and

              (xi) all other assets, properties or contracts of Seller specifically listed or described on the EXCLUDED ASSETS SCHEDULE.

     2.2  ASSUMPTION OF LIABILITIES

          (a) ASSUMED LIABILITIES. Subject to the conditions set forth in this Agreement, in addition to the Purchase Price and as additional consideration for the Purchased Assets, Buyer shall assume on the Closing Date and shall pay, discharge or perform when due the following obligations and liabilities of Seller (collectively, the "ASSUMED LIABILITIES"):

               (i) all trade accounts payable and accrued expenses reflected on the books and records of Seller as of the Closing Date and incurred in the ordinary course of business (except (A) to the extent related to any of the Excluded Assets, (B) those which represent Affiliate payables, (C) any liabilities for Taxes, (D) Excluded Liabilities and (E) any liability or obligation arising out of or in connection with any breach, violation or default in respect thereof occurring on or prior to the Closing Date including service warranty of Seller related thereto other than service warranty of Seller for which Seller has fully performed the service warranty work thereof as of the date of this Agreement); PROVIDED THAT such trade accounts payable and accrued expenses shall not include any legal, accounting, brokerage or other professional fees and expenses incurred by Seller or the Seller Parties in connection with the transactions contemplated hereby or the Goodwill Purchase Agreement, the Equipment Purchase Agreement, the CCC Merger Agreement or the Char Stan Merger Agreement; and

               (ii) the liabilities and obligations of Seller under the Assumed Contracts and other written agreements, leases, contracts and commitments entered into in the ordinary course of business which are not required by the terms of this Agreement to be listed on the CONTRACTS SCHEDULE requiring performance by Seller on or after the Closing and which are validly assigned to Buyer (but excluding any liability or obligation arising out of or in connection with any breach, violation or default in respect thereof occurring on or prior to the Closing Date including service warranty of Seller related thereto other than service warranty of Seller for which Seller has fully performed the service warranty work thereof as of the date of this Agreement).

          (b) EXCLUDED LIABILITIES. Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume or in any way become liable for any of Seller's debts, liabilities or obligations of any nature whatsoever (other than the Assumed Liabilities), whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, whether related to the Business or the Purchased Assets and whether disclosed on the Schedules attached hereto, and regardless of when or by whom asserted, including:

               (i) any of Seller's liabilities or obligations under this Agreement and the Schedules and Exhibits attached hereto;

               (ii) any of Seller's liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including all attorneys' and accountants' fees and brokerage fees);

               (iii) any liability or obligation of Seller for Taxes, including any liability or obligation of Seller in respect of any amount of federal, state, local or other Taxes (including interest, penalties and additions to such Taxes) which are imposed on or measured by the income of Seller for any period or taxes in connection with any "bulk sales" or "transfer" laws or which are imposed by certain jurisdictions for failing to qualify to do business in such jurisdictions;

               (iv) any liability or obligation under or with respect to any Seller employee benefit plan or any other employee benefit plan, program, policy or arrangement presently or formerly maintained or contributed to by any member of the controlled group of companies (as such term is defined in Section 414 of the Code) of which Seller is or was a member, or with respect to which Seller or such controlled group member has any liability;

               (v) any liabilities or obligations with respect to any products or services that were sold or rendered prior to the Closing, including product or service liability and infringement claims and any related claims and litigation;

               (vi) any of Seller's liabilities or obligations for sick pay, bonuses or other payments or liabilities of any kind to any Business Employees (other than liabilities for employee salaries accrued as a liability on the Closing Balance Sheet);

               (vii) any of Seller's liabilities or obligations relating to Business Employees who are offered employment by Buyer in accordance with
     Section 8.12 below, but who do not become Transferred Employees;

               (viii) any liability or obligation relating to workers' compensation claims which were filed or presented on or before the Closing Date or which are filed or presented after the Closing Date but relate to claims and/or injuries first arising on or before the Closing Date;

               (ix) any of Seller's liabilities or obligations (A) arising by reason of any violation or alleged violation of any federal, state, local or foreign law or any requirement of any governmental authority, (B) arising under any Environmental and Safety Requirements or (C) arising by reason of any breach or alleged breach by Seller of any agreement, contract, lease, license, commitment, instrument, judgment, order or decree;

               (x) any of Seller's liabilities or obligations relating to any legal action, proceeding or claim arising out of or in connection with Seller's conduct of the Business or any other conduct of Seller, Seller's officers, directors, employees, consultants, agents or advisors on or prior to the Closing Date;

               (xi) any of Seller's liabilities or obligations for Indebtedness;

               (xii) any payables to Affiliates of Seller or the Principals, including but not limited to, Transwest, Char Stan and TFC;

               (xiii) any of Seller's liabilities or obligations relating to the proposed acquisition of Communicor Corporation, a North Carolina corporation ("COMMUNICOR CORPORATION"), or Seller by Communications Technology Companies, Inc. or its successors or assigns by operation of law or otherwise, including, but not limited to, any promissory note(s) issued by Communicor Corporation or Seller in connection therewith;

               (xiv) any of Seller's liabilities or obligations relating to the Communicor Southwest Joint Venture or Masoud Shirazi (other than compensation for services performed by Masoud Shirazi prior to the Closing Date in connection with his employment with Seller);

               (xv) any liabilities or obligations in respect of any of the Excluded Assets (including under any contracts, leases, commitments or understandings related thereto); and

               (xvi) any other liabilities or obligations of Seller not expressly assumed by Buyer pursuant to Section 2.2(a) above (clauses (i) through (xvi) are collectively referred to herein as the "EXCLUDED LIABILITIES").

For purposes of determining Excluded Liabilities, "SELLER" shall be deemed to include all Affiliates of Seller and any predecessors to Seller and any Person with respect to which Seller is a successor-in-interest (including by operation of law, merger, liquidation, consolidation, assignment, assumption or otherwise). Each of Seller and the other Seller Parties hereby acknowledges that it is retaining or otherwise responsible for the Excluded Liabilities, and Seller shall pay, discharge and perform all such liabilities and obligations promptly when due.

     2.3  CLOSING TRANSACTIONS

          (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 9:00 a.m. local time on May 10, 2000, or at such other time or place as is mutually agreeable to the parties, or, if any of the conditions to Closing set forth in ARTICLE III have not been satisfied at or waived by the party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions (the "CLOSING DATE"). This Agreement shall not be effective until all deliveries required by Section 2.3(b) have been made and all conditions required by Section 3.1 and Section 3.2 have been satisfied or waived.

          (b)  DELIVERIES. At the Closing:

               (i) Buyer shall pay to Seller an amount equal to the Estimated Purchase Price LESS the Escrow Amount, by wire transfer of immediately available funds to the account designated by Seller and Buyer shall assume the Assumed Liabilities by delivery of an appropriate instrument to Seller;

               (ii) Buyer shall deliver the Escrow Amount to the Escrow Agent for deposit into an escrow account established pursuant to the terms of the Escrow Agreement;

               (iii) Seller shall convey all of the Purchased Assets to Buyer and shall deliver to Buyer such appropriately executed instruments of sale, transfer, assignment, conveyance and delivery, warranty deeds, warranty assignments of leases, assignments, vehicle titles, transfer tax declarations and all other instruments of conveyance which are necessary or desirable to effect transfer to Buyer of good and marketable title to the Purchased Assets (free and clear of all liens, charges, security interests, encumbrances and restrictions of whatever nature, other than Permitted Liens), including documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar domestic or foreign office, department or agency (it being understood that all of the foregoing shall be satisfactory in form and substance to Buyer and its counsel);

               (iv) Seller and Buyer, as applicable, shall deliver the certificates and other documents and instruments required to be delivered by or on behalf of such party under Article III below.

     2.4  PURCHASE PRICE

          (a) The aggregate purchase price to be paid for the Purchased Assets (the "PURCHASE PRICE") shall be an amount equal to $12,250,000, minus (i) an amount equal to the sum of (A) the Purchase Price (as such term is defined in the Goodwill Purchase Agreement), (B) the Purchase Price (as such term is defined in the Equipment Purchase Agreement) (the "GOODWILL PURCHASE PRICE"), and (C) $1,000,000 (representing the value of the stock consideration delivered in connection with the CCC Merger Agreement and the Char Stan Merger Agreement) and MINUS (ii) an amount equal to the amount (if any) by which the Net Current Assets of Seller as of the Closing Date as shown on the Closing Balance Sheet (as defined in Section 2.4(c) below and as prepared in accordance with the provisions thereof) (the "CLOSING NET CURRENT ASSETS") is less than $3,000,000. In addition to delivering the Purchase Price consideration, Buyer shall assume the Assumed Liabilities. Notwithstanding anything to the contrary in this Agreement or the Goodwill

Purchase Agreement, the allocation of the aggregate purchase price between this Agreement and the Goodwill Purchase Agreement shall be reallocated, if necessary, from the Goodwill Purchase Price to the Purchase Price to the extent that the fair market value of the Purchased Assets as finally determined pursuant to Section 2.4(c) exceeds the sum of the Purchase Price plus the value of the Assumed Liabilities as finally determined pursuant to Section 2.4(c).

          (b) At the Closing, Buyer shall pay to Seller in the manner described in clause (i) of Section 2.3(b) above an amount equal to the Purchase Price, as estimated in good faith by Buyer and Seller (including an estimate of the components of the Purchase Price), not less than two days prior to the Closing (the "ESTIMATED PURCHASE PRICE").

          (c) Within 120 days following the Closing Date, Buyer shall deliver to the Seller Representative a balance sheet of Seller as of the end of the business day immediately preceding the Closing Date for the purpose of calculating the Closing Net Current Assets (in its final and binding form, the "CLOSING BALANCE SHEET"), setting forth the Closing Net Current Assets and the resulting Purchase Price calculated with reference to such amounts. The Closing Net Current Assets shall include all known adjustments required in a year-end closing of the books and shall be prepared first in accordance with GAAP and second in a manner consistent with the accounting principles used to prepare Seller's Latest Balance Sheet. Seller shall cooperate as reasonably requested in connection with the preparation of the Closing Balance Sheet. During the 20-day period immediately following the Seller Representative's receipt of the Closing Balance Sheet, Seller shall be permitted to review the Buyer's books and records and the Buyer's working papers related to the preparation of the Closing Balance Sheet and determination of the Purchase Price. The Closing Balance Sheet shall become final and binding upon the parties 20 days following the Seller Representative's receipt thereof, unless Seller shall give written notice of its disagreement (a "NOTICE OF DISAGREEMENT") to Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted and shall be delivered only if (and to the extent that) Seller reasonably and in good faith determines that the Closing Balance Sheet and the resulting Purchase Price calculated with reference thereto delivered by Buyer has not been determined in accordance with the guidelines and procedures set forth in this Agreement. If a timely Notice of Disagreement is received by Buyer, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (defined below). During the 20 days following delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing any differences which they have with respect to the matters specified in the Notice of Disagreement. Following delivery of a Notice of Disagreement, Buyer and its agents and representatives shall be permitted to review Seller's and their representatives' working papers relating to the Notice of Disagreement. At the end of the 20-day period referred to above, the parties shall submit to a mutually satisfactory independent "big-five" accounting firm other than Ernst & Young LLP for review and resolution of all matters (but only such matters) that remain in dispute and that were properly included in the Notice of Disagreement. If the parties are unable to mutually agree upon an accounting firm, Buyer and the Seller Representative shall select by lot a "big-five" accounting firm other than Ernst & Young LLP. The parties shall instruct the accounting firm ultimately agreed upon or selected by lot under this Section 2.4(c) (the "ACCOUNTING FIRM") to make a final determination of the Closing Net Current Assets and the resulting Purchase Price calculated with reference to such amounts to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement. The Parties will cooperate with the accounting firm during the term of its engagement. The Parties shall instruct the Accounting Firm to not assign a value to any item in dispute greater than the greatest value for such item assigned by Buyer, on the one hand, or Seller, on the other hand, or less than the smallest value for such item assigned by Buyer, on the one hand, or Seller, on the other hand. The Parties shall also instruct the Accounting Firm to make its determination based solely on presentations by Buyer and Seller which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The Closing Balance Sheet and the determination of the Closing Net Current Assets and the resulting Purchase Price calculated with reference thereto shall become final and binding on the Parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be requested by the Parties to be delivered not more than 45 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be paid (i) by Seller, if the Purchase Price as finally determined by the Accounting Firm is not at least 10% greater than Buyer's calculation of the Purchase Price, or (ii) by Buyer, if the Purchase Price as finally determined by the Accounting Firm is at least 10% greater than Buyer's calculation of the Purchase Price.

          (d) Promptly after the Closing Balance Sheet and the determination of the Closing Net Current Assets and the resulting Purchase Price calculated with reference to such amounts become final and binding on the parties under Section 2.4(c) above, the Estimated Purchase Price shall be recalculated by giving effect to the final and binding Closing Net Current Assets (as recalculated, the "FINAL PURCHASE PRICE"). If the Estimated Purchase Price is greater than the Final Purchase Price, Seller shall, and if the Final Purchase Price is greater than the Estimated Purchase Price, Buyer shall, within three business days after the Closing Balance Sheet becomes final and binding on the parties, make payment by wire transfer to Buyer or Seller, as the case may be, in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to the Applicable Rate, calculated on the basis of the actual number of days elapsed over 360, from the Closing Date to the date of payment.

     2.5 ALLOCATION OF THE PURCHASE PRICE. Seller shall in good faith determine the fair market value of the Purchased Assets with the consent of Buyer (which consent will not be unreasonably withheld) and shall set forth such fair market values on a PURCHASE PRICE ALLOCATION SCHEDULE (an example of which is set forth on the attached PURCHASE PRICE ALLOCATION SCHEDULE) which shall be deemed to be part of this Agreement. For tax purposes, the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets consistent with the fair market values thereof set forth on the PURCHASE PRICE ALLOCATION SCHEDULE and in accordance with Section 1060 of the Code. In such case, neither Buyer nor Seller, nor any of their respective Affiliates, shall take any position in any income tax return or income tax audit which is inconsistent with the PURCHASE PRICE ALLOCATION SCHEDULE unless required to do so by Section 1060 of the code, and any similar state statute that is applicable, at least 60 days prior to filing such returns and shall discuss in good faith any modification suggested by the receiving party.

     2.6 NONASSIGNABLE CONTRACTS To the extent that the assignment hereunder by Seller to Buyer of any Assumed Contract is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement shall not be deemed to constitute an assignment of any such Assumed Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and Buyer shall assume no obligations or liabilities under any such Assumed Contract. Seller shall use its best efforts to advise Buyer promptly in writing with respect to any Assumed Contract which Seller knows or has substantial reason to believe will or may not be subject to assignment to Buyer hereunder. Without in any way limiting Seller's obligation to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Assumed Contracts and the Purchased Assets to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall cooperate with Buyer following the Closing Date in any reasonable arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under such Assumed Contract, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party arising out of any breach or cancellation of any such Assumed Contract by such other party and, if requested by Buyer, acting as an agent on behalf of Buyer or as Buyer shall otherwise reasonably require.

                                   ARTICLE III

                             CONDITIONS TO CLOSING

     3.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a) The representations and warranties in Article V hereof that are subject to materiality qualifications shall be true and correct in all respects at and as of the Closing and the representations and warranties contained in
Article V hereof that are not subject to materiality qualifications shall be true and correct in all material respects at and as of the Closing, and each of the Seller Parties shall have performed in all material respects all of the covenants and agreements required to be performed by the Seller Parties hereunder;

          (b) Seller Parties shall have received or obtained all third-party consents and approvals that are necessary (i) for the consummation of the transactions contemplated hereby or (ii) to prevent a breach of or default under, or a termination, modification or acceleration of, any instrument, contract, lease, license or other agreement identified with an asterisk on the attached RESTRICTIONS SCHEDULE (collectively, the "THIRD-PARTY APPROVALS"), in each case on terms reasonably satisfactory to Buyer;

          (c) Buyer and Seller shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary (i) for the consummation of the transactions contemplated hereby or
(ii) for Buyer to own and operate the Business following the Closing, in each case on terms and conditions reasonably satisfactory to Buyer, and all applicable waiting periods under the HSR Act shall have expired or been terminated (collectively, the "GOVERNMENTAL APPROVALS");

          (d) No suit, action or other proceeding shall be pending or threatened before any court or governmental or regulatory official, body or authority or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to own or operate the Business or (iv) affect adversely the right of the Buyer to own the Purchased Assets, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

          (e) Since October 31, 1999, there shall have been no material adverse change or development in the business, financial condition, value, operating results, assets, operations, business prospects, cash flow, net worth or customer, supplier or employee relations of Seller;

          (f) Buyer shall have received all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of Seller following the Closing (in each case on terms and conditions satisfactory to Buyer in its discretion);

          (g) Seller shall have obtained and delivered to Buyer a letter of consent, estoppel certificate and landlord lien waiver agreement and an assignment agreement from each lessor of the Leased Realty each in form and substance reasonably satisfactory to Buyer and Buyer's lender and their special counsel and such other related items as Buyer and Buyer's lender may reasonably request;

          (h) The respective employment arrangements between Seller and each of Stanley D. Lebakken and Charles R. Lundgren shall have been terminated, and each of Stanley D. Lebakken and Charles R. Lundgren shall have entered into an agreement for employment with the Buyer or one of its Affiliates, each in form substantially the same as that attached hereto as EXHIBIT B (the "EMPLOYMENT AGREEMENTS"), and all of such agreements shall be in full force and effect at the Closing;

          (i) The employment arrangement between Seller and Gardner H. Altman, Jr. shall have been terminated and Gardner H. Altman, Jr., P.A. shall have entered into a consulting agreement with the Buyer or one of its Affiliates, in form substantially the same as that attached hereto as EXHIBIT C (the "CONSULTING AGREEMENT"), and such agreement shall be in full force and effect at the Closing;

          (j) Each of the Principals and AsTraKel shall have entered into a securities acquisition agreement with Linc.net, each in form substantially the same as that attached hereto as

EXHIBIT D (the "SECURITIES ACQUISITION AGREEMENTS"), and all of such agreements shall be in full force and effect at the Closing;

          (k) Each of AsTraKel, Lundgren and Lebakken shall have entered into the Amended and Restated Stockholders Agreement among Linc.net and the stockholders of Linc.net, dated as of December 21, 1999, attached hereto as EXHIBIT E (the "STOCKHOLDERS AGREEMENT"), and such agreement shall be in full force and effect at the Closing;

          (l) Each of AsTraKel, Lundgren and Lebakken shall have entered into the Amended and Restated Registration Agreement among Linc.net and the stockholders of Linc.net, dated as of December 21, 1999, attached hereto as EXHIBIT F (the "REGISTRATION AGREEMENT"), and such agreement shall be in full force and effect at the Closing;

          (m) Each of the Seller Parties and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified;

          (n) Buyer shall have received from counsel for the Seller Parties, an opinion with respect to the matters set forth in EXHIBIT G attached hereto, which shall be addressed to Buyer and Buyer's lenders, dated as of the Closing Date, and in form and substance reasonably satisfactory to Buyer and Buyer's lenders;

          (o) The Principals shall have entered into that certain Goodwill Purchase Agreement dated as of the Closing Date, by and among the Principals and the Buyer or one of its Affiliates the ("GOODWILL PURCHASE AGREEMENT"), Transwest shall have entered into that certain Equipment Purchase Agreement, dated as of the Closing Date, by and between Transwest and Buyer (the "EQUIPMENT PURCHASE AGREEMENT"), Communications Construction Corporation shall have entered into that certain Merger Agreement, dated as of the Closing Date, with the Buyer or one of Buyer's Affiliates (the "CCC MERGER AGREEMENT"), and Char Stan shall have entered into that certain Merger Agreement, dated as of the Closing Date, with the Buyer or one of Buyer's Affiliates (the "CHAR STAN MERGER AGREEMENT");

          (p) Buyer shall have entered into an agreement for the lease of 6100 Industry Avenue, Anoka, Minnesota with AsTraKel in form substantially the same as that attached hereto as EXHIBIT H (the "REAL ESTATE LEASE"), and the Real Estate Lease shall be in full force and effect at the Closing;

          (q) Seller shall have obtained releases of all Liens (other than any Permitted Liens) relating to the Purchased Assets and Seller shall have obtained and delivered to Buyer and Buyer's lenders payoff letters with respect to all Indebtedness for borrowed money outstanding as of the Closing (in each case on terms and conditions satisfactory to Buyer);

          (r) Seller shall have converted from a "close corporation" to a corporation organized pursuant to Chapter 2, Article 1 of the Arizona Business Corporation Act;

          (s) At the Closing, Seller shall have delivered to Buyer (i) a certificate signed by Seller, dated the date of the Closing, stating that the conditions specified in subsections (a) through (r) above (other than subsections (f) and (n) above) have been satisfied as of the Closing; (ii) a certificate from Seller and the Principals indicating their good faith and best estimates of the Closing Net Current Assets and the resulting Estimated Purchase Price; (iii) copies of all Third-Party Approvals and Governmental Approvals;
(iv) certified copies of the resolutions of Seller's board of directors and the stockholders authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (v) good standing certificates for Seller from its jurisdiction of incorporation and each jurisdiction in which Seller is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date; and (vi) such other documents or instruments as are required to be delivered by Seller or the Principals at the Closing pursuant to the terms hereof or that Buyer reasonably requests to effect the transactions contemplated hereby.

          All proceedings to be taken by the Seller Parties in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Buyer shall be reasonably satisfactory in form and substance to Buyer and its special counsel. Any condition specified in this
Section 3.1 may be waived by Buyer if such waiver is set forth in a writing duly executed by Buyer.

     3.2 CONDITIONS TO THE SELLER PARTIES' OBLIGATIONS. The obligation of the Seller Parties to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

          (a) The representations and warranties made in Article VI hereof shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed in all material respects all the covenants and agreements required to be performed by Buyer hereunder;

          (b) All applicable waiting periods under the HSR Act shall have expired or been otherwise terminated.

          (c) No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority wherein an unfavorable injunction, judgment, order, decree or ruling would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such injunction, judgment, order, decree or ruling shall be in effect;

          (d) Each of Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing;

          (e) Linc.net shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Closing;

          (f) Linc.net shall have executed and delivered the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing;

          (g) Linc.net shall have executed and delivered each of the Securities Acquisition Agreements, and each of the Securities Acquisition Agreements shall be in full force and effect as of the Closing;

          (h) Buyer or its Affiliates shall have entered into the Goodwill Purchase Agreement, the Equipment Purchase Agreement, the CCC Merger Agreement and the Char Stan Merger Agreement;

          (i) Buyer shall have provided a maintenance bond to Time Warner Entertainment - Advance/Newhouse Partnership in lieu of accounts receivable retainage satisfactory to Time Warner Entertainment - Advance/Newhouse Partnership;

          (j) At the Closing, Buyer shall have delivered to the Seller Representative (i) a certificate signed by Buyer, dated the date of the Closing, stating that the conditions specified in subsection (a) above have been satisfied, (ii) certified copies of the resolutions of Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby and (iii) certified copies of Buyer's certificate of incorporation and bylaws and original certificates of good standing issued by the proper party in states where the Buyer is doing business, and (iv) such other documents or instruments as are required to be delivered by Buyer at the Closing pursuant to the terms hereof or that Seller reasonably request to effect the transactions contemplated hereby.

          All proceedings to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by Seller or the Seller Representative shall be reasonably satisfactory in form and substance to Seller. Any condition specified in this
Section 3.2 may be waived if such waiver is set forth in a writing duly executed by Seller.


                                   ARTICLE IV

                             [Intentionally Omitted]

                                                                     Exhibit 2.8


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          CONCERNING THE SELLER PARTIES

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Seller Parties hereby jointly and severally represent and warrant to Buyer, subject to the terms and conditions of Section 8.2, that:

     5.1 CAPACITY, ORGANIZATION, CORPORATE POWER AND LICENSES. Each Seller Party has full power, authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which Seller Party is a party and to perform his or its obligations hereunder and thereunder. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, except as set forth on the QUALIFICATIONS SCHEDULE, and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Seller possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of Seller's articles of incorporation and by-laws which have been furnished to Buyer's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Seller is not in default under or in violation of any provision of its articles of incorporation or by-laws. The attached OFFICERS AND DIRECTORS SCHEDULE sets forth a list all of the officers and directors of Seller.

     5.2 AUTHORIZATION; NONCONTRAVENTION. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Seller is a party have been duly authorized by Seller, and no other corporate act or other proceeding on the part of Seller or its board of directors or stockholders is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of the Seller Parties and constitutes a valid and binding obligation of each of the Seller Parties, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which any Seller Party is a party, when executed and delivered by such Party, as applicable, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of such Person, enforceable in accordance with its respective terms. Except as set forth on the attached RESTRICTIONS SCHEDULE, the execution and delivery by the Seller Parties of this Agreement and all of the other agreements and instruments contemplated hereby to which any Seller Party is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller Parties do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) result in the creation of any Lien upon any Seller Party's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, any Seller Party's charter documents, bylaws or other constituent documents, or any law, statute, rule or regulation to which Seller or any Seller Party is subject, or any agreement, instrument, license, permit, order, judgment or decree to which any Seller or Party is subject. None of the Seller Parties is a party to or bound by any written or oral agreement or understanding with respect to a Seller Transaction other than this Agreement, and each such Person has terminated all discussions with third parties (other than with Buyer and its Affiliates) regarding Seller Transactions.

     5.3  SUBSIDIARIES. Seller has no and never has had any Subsidiaries.

     5.4 FINANCIAL STATEMENTS. Attached hereto as the FINANCIAL STATEMENTS SCHEDULE are the following financial statements:

          (a) the combined balance sheet of Communicor Corporation as of October 31, 1998 (reviewed) and October 31, 1997 (compiled), and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended;

          (b)  the unaudited balance sheet of Seller as of January 31, 2000; and

          (c) the unaudited (compiled) balance sheet of Seller as of October 31, 1999 (the "LATEST BALANCE SHEET"), and the unaudited (compiled) balance sheet of Communicor Corporation as of April 30, 1999 and the related statements of income and cash flows (or the equivalent) for the respective 6-month periods then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the books and records of Seller and fairly presents the financial condition and operating results of Seller.

     5.5  INVENTORY. Seller has no inventory.

     5.6  ABSENCE OF UNDISCLOSED LIABILITIES

          (a) With respect to Assumed Liabilities, except as set forth on the attached LIABILITIES SCHEDULE, Seller does not and will not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, whether due or to become due and regardless of when or by whom asserted) arising out of any transaction entered at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than (a) liabilities reflected on the Latest Balance Sheet, (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (c) obligations under contracts and commitments described on the attached CONTRACTS SCHEDULE or under contracts and commitments entered into in the ordinary course of business consistent with past practice which are not required to be disclosed on such Schedule pursuant to Section 5.10 below (but not liabilities for any breach of any such contract or commitment occurring on or prior to the Closing Date), or (d) other liabilities and obligations expressly disclosed in the other Schedules referred to in this Article V.

          (b) With respect to Excluded Liabilities, except as set forth on the attached LIABILITIES SCHEDULE, to the Seller Parties' knowledge, Seller does not and will not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, whether due or to become due and regardless of when or by whom asserted) arising out of any transaction entered at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than (a) liabilities reflected on the Latest Balance Sheet, (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (c) obligations under contracts and commitments described on the attached CONTRACTS SCHEDULE or under contracts and commitments entered into in the ordinary course of business consistent with past practice which are not required to be disclosed on such Schedule pursuant to
Section 5.10 below (but not liabilities for any breach of any such contract or commitment occurring on or prior to the Closing Date), or (d) other liabilities and obligations expressly disclosed in the other Schedules referred to in this
Article V.

     5.7 NO MATERIAL ADVERSE EFFECT. Since October 31, 1999 there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect. Since October 31, 1999, Seller has conducted the Business only in the ordinary course of business consistent with past practice.

     5.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on the attached DEVELOPMENTS SCHEDULE, since October 31, 1999, Seller has not:

          (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

          (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice;

          (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

          (d) declared, set aside or made any payment or distribution of cash (including so-called "tax distributions") or other property to any of its shareholders with respect to such shareholder's capital stock or otherwise, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity);

          (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens;

          (f) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

          (g) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any proprietary confidential information to any Person (other than to Buyer and its Affiliates and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

          (h) other than in the ordinary course of business consistent with past practice, made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts described on the attached CONTRACTS SCHEDULE), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement or entered into, amended or terminated any collective bargaining agreement or other employment agreement;

          (i) implemented any plant closing or other layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act, as amended, or any similar foreign, state or local law, regulation or ordinance;

          (j) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $10,000 in the aggregate;

          (k) made capital expenditures or commitments therefor that amount in the aggregate to more than $10,000;

          (l) delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

          (m) made any loans or advances to, guaranties for the benefit of, or any Investments in, any Person (other than advances to Seller's employees in the ordinary course of business consistent with past practice);

          (n) made any charitable contributions or pledges exceeding in the aggregate $5,000 or made any political contributions;

          (o) suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance;

          (p) made any change in any method of accounting or accounting policies that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice or reversed any accruals (whether or not in the ordinary course of business or consistent with past practice);

          (q) made any Investment in or taken any steps to incorporate any Subsidiary;

          (r) amended its articles of incorporation, by-laws or other organizational documents;

          (s) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business anywhere in the world;

          (t) taken any action or failed to take any action that has, had or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales to the trade or other customers that would otherwise be expected to occur after the Closing;

          (u) entered into, amended or terminated any contract other than in the ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

          (v)  agreed, whether orally or in writing, to do any of the foregoing.

     5.9  ASSETS.

          (a) Except as set forth on the attached EXCLUDED ASSETS SCHEDULE, Seller has good and marketable title to, or a valid leasehold interest in, all properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable and Permitted Liens. Except for the Nuline Equipment (as defined in Section 8.13 below), immediately after the Closing, Buyer or its Affiliates will own, have a valid leasehold interest in or have a valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of the Business as presently conducted and as necessary to maintain the current run rate of the Business free and clear of all Liens. Except as set forth on the attached ASSETS SCHEDULE, all of Seller's buildings (including all components of such buildings, structures and other improvements), equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of Seller's business as presently conducted.

All such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances. The attached ASSETS SCHEDULE sets forth and describes in reasonable detail the actual out-of-pocket capital expenditures made by Seller during the twelve-months ended April 30, 1999 and the nine months ended January 31, 2000.

          (b) Seller does not own any real property or possess any right to acquire any real property. The LEASED REAL PROPERTY SCHEDULE attached hereto contains a complete list of all real property leased or subleased by Seller (individually "LEASED REAL PROPERTY" and collectively, the "LEASED REALTY"). Seller has a valid leasehold interest in each Leased Real Property, subject only to Permitted Liens. Seller has previously delivered to Buyer's special counsel complete and accurate copies of each of the leases for the Leased Realty (the "REALTY LEASES"). With respect to each Realty Lease: (i) the Realty Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither Seller nor, to Seller's knowledge, any other party to the Realty Lease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Realty Lease; (iii) neither Seller, nor to the Seller's knowledge, any other party to the Realty Lease has repudiated any provision thereof; (iv) there are no disputes, oral agreements or forbearance programs in effect as to the Realty Lease; (v) the Realty Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyer; and (vi) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Realty Lease.

          (c) AsTraKel has fee simple title to the real property leased to Buyer pursuant to the Real Estate Lease, free and clear of all Liens, except Permitted Liens and does not lease or sublease the property to any Person other than Buyer and does not allow any Person other than Buyer to use such property.

     5.10 CONTRACTS AND COMMITMENTS.

          (a) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE, Seller is not a party to or bound by any written or oral:

               (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or relating to loans to officers, directors or Affiliates;

               (iii) contract under which Seller has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

               (iv) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any Purchased Asset or Assumed Liability;

               (v)    Guaranty, performance bond or similar agreement;

               (vi) lease or agreement under which Seller is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $10,000;

               (vii) lease or agreement under which Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Seller;

               (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in the aggregate in excess of $10,000;

               (ix) assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property Rights);

               (x) warranty agreement with respect to its services rendered or its products sold or leased;

               (xi) agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

               (xii)  sales, distribution, supply or franchise agreement;

               (xiii) agreement with a term of more than six months which is not terminable by Seller upon less than 30 days' notice without penalty and involves a consideration in excess of $10,000 annually;

               (xiv) contract regarding voting, transfer or other arrangements related to Seller's capital stock or warrants, options or other rights to acquire any of Seller's capital stock;

               (xv) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (xvi) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually.

          (b) All of the contracts, leases, agreements and instruments set forth or required to be set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. Except as set forth on the CONTRACTS SCHEDULE, (i) Seller has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, lease, agreement or instrument to which Seller is subject; (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Seller under any contract, lease, agreement or instrument to which Seller is subject; (iii) Seller does not have any present expectation or intention of not fully performing all such obligations; (iv) no partially-filled or unfilled customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and (v) none of the Seller Parties has knowledge of any breach or anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which they are parties. Seller is not a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

          (c) Buyer's counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

          (d) Seller has either completed work assignments with System Owners within the time specified by System Owners or reached mutually satisfactory arrangements regarding work performance to specified time schedules without penalty to Seller.

          (e) Seller is not required to have retainages withheld under existing contracts with System Owners other than that certain Agreement for Construction of Cable Television System dated as of January 1, 1998, between Time Warner Entertainment - Advance/Newhouse Partnership and Communicor Corporation, for which Seller has posted a bond in lieu of retainage.

     5.11 INTELLECTUAL PROPERTY RIGHTS.

          (a) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or, to any Seller Party's knowledge, used by Seller,
(ii) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of Seller, and (iii) material unregistered Intellectual Property Rights owned or used by Seller. The attached INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by Seller to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to Seller with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Seller owns and possesses all right, title and interest to, or has the right to use pursuant to a valid and enforceable license, all Intellectual Property Rights necessary for the operation of the businesses of Seller as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Without limiting the generality of the foregoing, Seller owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by Seller's employees and independent contractors or under the direction or supervision of Seller's employees or independent contractors relating to the businesses of Seller or to the actual or demonstratively anticipated research or development conducted by Seller. Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by Seller has not had and would not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Intellectual Property Right is threatened, pending or, to the Seller Parties' knowledge, reasonably foreseeable. Seller has taken all necessary steps to maintain and protect the Intellectual Property Rights which it owns and uses. To the Seller Parties' knowledge, the owners of any Intellectual Property Rights licensed to Seller have taken commercially reasonable action to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          (b) Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, (i) there have been no claims made against Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by Seller and, to the Seller Parties' knowledge, there is no basis for any such claim, (ii) none of the Seller Parties has received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that Seller license any rights from a third party), (iii) the conduct of Seller's Business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (iv) to the Seller Parties' knowledge, the Intellectual Property Rights owned by or licensed to Seller have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement will not have a Material Adverse Effect on Seller's right, title or interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE and all of such Intellectual Property Rights shall be owned or available for use by Seller on identical terms and conditions immediately after the Closing.

     5.12 LITIGATION. Except as set forth on the attached LITIGATION SCHEDULE, there are no (and, during the five years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Seller Parties' knowledge, threatened against or affecting Seller (or to the Seller Parties' knowledge, pending or threatened against or affecting any of the officers, directors or employees of Seller with respect to their business or proposed business activities), or pending or threatened by Seller against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the Seller Parties' knowledge, there is no basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of

Seller's employees, their use in connection with Seller's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Seller are fully insured with respect to each of the matters set forth on the attached LITIGATION SCHEDULE. Seller is not subject to any judgment, order or decree of any court or other governmental agency, and Seller has not received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Seller Parties' knowledge, threatened against or affecting any Principal in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

     5.13 COMPLIANCE WITH LAWS. Except as set forth on the attached COMPLIANCE SCHEDULE:

          (a) Seller has complied and is in compliance with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of its business and the maintenance and operation of its properties and assets. No notices have been received by and no claims have been filed against Seller alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations. Seller has not made any bribes, kickback payments or other similar payments of cash or other consideration, including payments to customers or clients or employees of customers or clients for purposes of doing business with such Persons.

          (b) Seller holds and is in compliance with all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all foreign, federal, state and local governmental agencies required for the conduct of its business and the ownership of its properties (including as the same relate to Environmental and Safety Requirements), and the attached PERMITS SCHEDULE sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. No notices have been received by Seller alleging the failure to hold any of the foregoing. Except as set forth on the PERMITS SCHEDULE, all of such permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations are freely transferable to Buyer and will be available for use by Buyer and its Subsidiaries immediately after the Closing.

     5.14 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on the attached ENVIRONMENTAL SCHEDULE:

          (a) Seller has complied with and is in compliance with all Environmental and Safety Requirements. Seller has not received any oral or written notice, report or information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities relating to it or its facilities arising under Environmental and Safety Requirements.

          (b) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (c) None of the following exists at any property or facility owned, occupied or operated by Seller: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments or other disposal areas.

          (d) Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

          (e) Seller has not, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (f) The Principals and Seller have furnished to Buyer all environmental audits, reports or other material environmental documents relating to Seller and its Business and any of its facilities, which are in their possession, custody or control.

     5.15 EMPLOYEES. The attached EMPLOYEES SCHEDULE correctly sets forth the name and current annual salary of Seller's employees receiving more than $50,000 in annual compensation and whether any employees are absent from active employment, including, but not limited to, leave of absence or disability. Except as set forth on the attached EMPLOYEES SCHEDULE, (a) Seller is not aware that any executive or key employee of Seller or any group of employees of Seller have any plans to terminate employment with Seller;
(b) Seller has complied with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and Seller is not aware that it has any labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances); and (c) neither Seller nor, to the Seller Parties' knowledge, any of their respective employees are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of Seller. The EMPLOYEES SCHEDULE sets forth the bonuses paid and reasonably expected to be paid to Seller's officers and employees for the fiscal year ended April 30, 1999 and during 2000.

     5.16 EMPLOYEE BENEFIT PLANS.

          (a) The attached EMPLOYEE BENEFITS SCHEDULE sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement providing benefits to current or former employees (including any bonus plan, plan for deferred compensation, retirement, severance, sick leave, vacation, employee health or other welfare benefit plan or other arrangement), at any time maintained, sponsored, or contributed to by Seller, or with respect to which Seller has any liability or potential liability. Each such item listed on the attached EMPLOYEE BENEFITS SCHEDULE is referred to herein as a "PLAN."

          (b) Seller does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA) or any employee benefit plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), whether or not terminated.

          (c) Seller does not have any obligation under any Plan or otherwise to provide medical, health, life insurance or other welfare-type benefits to current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
Section 4980B of the Code or as required under applicable state law).

          (d) For purposes of this Section 5.16, the term "Seller" includes all entities treated as a single employer with Seller pursuant to Section 414 of the Code.

          (e) With respect to the Plans, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any unfunded liabilities which are not reflected on the Latest Balance Sheet.

          (f) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their terms and with the applicable provisions of ERISA, the Code and other applicable laws. Neither Seller nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject Seller or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to Seller Parties' knowledge, threatened which could result in or subject Seller to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims. No liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA has been or could be incurred by Seller.

          (g) Seller has provided Buyer with true and complete copies of all documents pursuant to which the Plans are maintained, funded and administered, and the most recent annual reports (Form 5500 and attachments) for the Plans.

          (h)  Each of the Plans which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that such plan is qualified under Section 401(a) of the Code, and there are no circumstances which would adversely affect the qualified status of any such Plan.

          (i) The EMPLOYEE BENEFITS SCHEDULE briefly describes Seller's vacation policy and lists those employees who have more than two weeks of vacation accrued, including an indication of the number of vacation days accrued.

     5.17 INSURANCE. The attached INSURANCE SCHEDULE contains a description of each insurance policy maintained by Seller with respect to its properties, assets and businesses setting forth the type of coverage, the annual premiums, deductibles and coverage amounts therefor and an indication whether such policy is on a "claims made" or "occurrence" basis and each such policy is in full force and effect as of the Closing. Seller is not in default with respect to its obligations under any insurance policy maintained by it, and Seller has not been denied insurance coverage. The insurance coverage of Seller is of a kind and type routinely carried by corporations of similar size engaged in similar lines of business.

     5.18 TAX MATTERS.

          (a) Seller has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate. All Taxes due and payable by Seller have been paid and Seller have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. The charges, accruals and reserves for Taxes with respect to Seller for any Tax period (or portion thereof) ending on or before the Closing Date (excluding any provision for deferred income taxes) to be reflected on the Closing Balance Sheet will be adequate to cover such Taxes.

          (b)  Except as set forth on the attached TAXES SCHEDULE:

               (i) Seller has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed other than for extensions granted automatically to taxpayers;

               (ii) Seller has not consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority;

               (iii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller;

               (iv) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Seller Parties' knowledge, threatened against or with respect to Seller;

               (v) Seller does not reasonably expect any taxing authority to claim or assess any amount of additional Taxes against Seller;

               (vi) no claim has ever been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns claiming that Seller is or may be subject to Taxes assessed by such jurisdiction;

               (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable upon the assets of Seller;

               (viii) Seller is not a party to or bound by any Tax allocation or Tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; and

               (ix) Buyer will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of any cash or property pursuant to this Agreement.

               (x) Seller is not and has not been a member of any combined, consolidated or unitary Tax Return and Seller has no liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

     5.19 BROKERAGE AND TRANSACTION BONUSES. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Principal or Seller. There are no special bonuses or other similar compensation payable to any employee of Seller in connection with the transactions contemplated hereby. Seller and the Principals shall pay, and hold the Buyer and its Affiliates harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim or special bonus or other similar compensation.

     5.20 NAMES AND LOCATIONS. Except as set forth on the attached NAMES AND LOCATIONS SCHEDULE, during the five-year period prior to the execution and delivery of this Agreement, neither Seller nor its predecessors has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the tangible assets and properties of Seller are located at the locations set forth on the NAMES AND LOCATIONS SCHEDULE.

     5.21 AFFILIATED TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, shareholder, employee or Affiliate of Seller or, to the Seller Parties' knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Seller or has any interest in any property used by Seller (including any Intellectual Property Rights).

     5.22 SERVICE WARRANTIES. Except for routine corrective measures arising in the ordinary course of business and as set forth in Section 5.10(d), all services rendered by Seller have been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and, to the Seller Parties' knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for curing or providing additional services or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the face of the Latest Balance Sheet (rather than the notes thereto) or covered by Seller's insurance or to be included on Seller's books and records as of the Closing. No services rendered by Seller are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale (including as a result of any course of conduct between Seller and any Person or as a result of any statements in any of Seller's service or promotional literature). The standard terms and conditions of sale for Seller (containing applicable guaranty, warranty and indemnity provisions) are contained in the System Owner contracts identified on the Contracts Schedule. Seller has not been notified of any claims for (and none of the Seller Parties has any knowledge of any threatened claims for) any extraordinary warranty obligations or additional services relating to any of its services.

     5.23 CUSTOMERS AND SUPPLIERS. The CUSTOMERS AND SUPPLIERS SCHEDULE attached hereto sets forth (a) a list of the top twenty customers of Seller (on a consolidated basis) (by volume of sales to such customers) and (b) a list of the top ten suppliers of Seller (on a consolidated basis) (by volume of purchases from such suppliers), for the fiscal years ended October 31, 1998 and October 31, 1999. Seller has not received any indication from any material customer of Seller to the effect that, and Seller has no reason to believe that, such customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying products or services from the Buyer or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Seller has not received any indication from any material supplier to Seller to the effect that, and Seller has no reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Buyer or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

     5.24 DISCLOSURE. Neither this Article V or any of the Exhibits or Schedules attached hereto nor any of the written statements, documents, certificates or other items prepared and supplied to Buyer or its Affiliates by or on behalf of Seller or the Principals in connection with the transactions contemplated hereby, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which Seller has not disclosed to Buyer in writing and of which any of its shareholders, officers, directors or executive employees is aware which has had or would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to the Seller Parties to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to the Seller Parties, subject to the terms and conditions of
Section 8.2, as follows:

     6.1 ORGANIZATION AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for those jurisdictions where the failure to be so qualified, would not have a material adverse effect on Buyer. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     6.2 CAPITALIZATION. The authorized capital stock of Buyer consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding. All of such capital stock has been validly issued, is fully paid and nonassessable, and has not been issued in violation of any preemptive rights or rights of refusal. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Buyer. Buyer is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     6.3 AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other corporate act or proceeding on the part of Buyer, its board of directors or stockholders is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

     6.4 NO VIOLATION. Buyer is not subject to nor obligated under its articles of incorporation or by-laws, or any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     6.5 GOVERNMENTAL AUTHORITIES AND CONSENTS. Except as required pursuant to the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

     6.6 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to Buyer's knowledge, threatened against or affecting Buyer, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

     6.7 BROKERAGE. Except as set forth on the attached BUYER BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                                   ARTICLE VII

                             [Intentionally Omitted]



                                  ARTICLE VIII

                 ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive the Closing as follows:

          (a) the representations and warranties in Section 5.13 (Compliance with Laws), Section 5.14 (Environmental and Safety Matters), Section 5.16 (Employee Benefits Plans) and Section 5.18 (Tax Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (after giving effect to any extensions or waivers thereof), PLUS thirty (30) days;

          (b) the representations and warranties in the first two and last sentences of Section 5.2 (Authorization; Noncontravention), Section 5.3 (Subsidiaries), Section 5.19 (Brokerage and Transaction Bonuses), Section 6.7 (Brokerage) and the last sentence of Section 6.3 (Authorization) shall not terminate; and

          (c) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall terminate on the second anniversary of the Closing;

PROVIDED THAT any representation or warranty in respect of which indemnity may be sought under Section 8.2 below, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 8.1 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive for the periods set forth in this Section 8.1 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any party's officers, directors, stockholders, employees or agents or the acceptance by any party of any certificate or opinion hereunder. The parties acknowledge that indemnification hereunder with respect to the breach of any covenant or agreement contained herein, including any breach of any covenant or agreement contained in this Article VIII, shall not be subject to any time or other limitations.

     8.2  INDEMNIFICATION.

          (a) INDEMNIFICATION BY SELLER PARTIES. Each of the Seller Parties (and AsTraKel with respect to clauses (i)(D), (ii)(D) and (vi) (with respect to item 2 on the attached INDEMNIFICATION SCHEDULE)) shall jointly and severally indemnify Buyer and its Affiliates, stockholders, officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the "BUYER PARTIES") and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "LOSSES"), which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach by any Seller Party of any representation or warranty made by the Seller Parties in (A) this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates or other instruments or documents furnished by Seller pursuant to this Agreement, (B) the Equipment Purchase Agreement, (C) the Goodwill Purchase Agreement (D) the CCC Merger Agreement or (E) the Char Stan Merger Agreement; (ii) any nonfulfillment or breach of any covenant, agreement or other provision by any Seller Party under (A) this Agreement or any of the Schedules and Exhibits attached hereto, (B) the Equipment Purchase Agreement, (C) the Goodwill Purchase Agreement (D) the CCC Merger Agreement or (E) the Char Stan Merger Agreement; (iii) any Excluded Liability; (iv) any Taxes of Seller with respect to any Tax year or portion thereof ending on, before or after the Closing Date as determined in accordance with Section 8.10 hereof; (v) any services or work performed prior to the Closing in violation of any collective bargaining agreement or collective bargaining relationship to which the Seller Parties or their Affiliates are a party or are otherwise bound, or (vi) any of the matters set forth on the INDEMNIFICATION SCHEDULE attached hereto; PROVIDED THAT none of the Seller Parties shall have any liability under clause (i) above (other than with respect to the Principal Representations) unless the aggregate of all Losses relating thereto for which the Seller Parties would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $100,000 (and then the Seller Parties shall be liable for only such Losses in excess of the $100,000 deductible); and PROVIDED FURTHER that the Seller Parties' aggregate liability under clause (i) above (other than with respect to the Principal Representations) shall in no event exceed $3,000,000 (with it being understood, however, that nothing in this Agreement (including this Section 8.2(a)) shall limit or restrict any of the Buyer Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraud or intentional misrepresentation).

          (b) INDEMNIFICATION BY BUYER. Buyer agrees to and shall indemnify the Seller Parties and their stockholders, officers, employees, agents, partners, representatives, successors and assigns, and hold each of them harmless against any Losses to the extent that such Losses exceed on a cumulative basis an amount equal to $100,000 (and then Buyer shall be liable for only such Losses in excess of the $100,000 deductible), but in an aggregate amount not exceeding $3,000,000, which any of them may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of the breach by Buyer of any representation, warranty, covenant or agreement made by Buyer in this Agreement or Buyer's performance under any Assumed Liability, with it being understood, however, that nothing in this Agreement (including this Section 8.2(b) shall limit or restrict any of the Seller Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraud or intentional misrepresentation.

          (c) MANNER OF PAYMENT. Except as otherwise provided herein, any indemnification of the Buyer Parties or Seller Parties pursuant to this
Section 8.2 shall be effected by wire transfer of immediately available funds from one or more of the Seller Parties or Buyer, as the case may be, to an account(s) designated by the applicable Buyer Party or Seller Party, as the case may be, within ten days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. Any amounts owing from the Seller Parties pursuant to this Section 8.2 shall first be made (i) one-half from the Escrow Funds (as defined in the Escrow Agreement) in the Escrow Account (as defined in the Escrow Agreement) or the Letter of Credit (as defined in the Escrow Agreement), but only to the extent that Escrow Funds still exist or the Letter of Credit is still outstanding; PROVIDED THAT amounts (if any) owing from the Seller Parties to any Buyer Party pursuant to Section 2.4 above shall be made from the Escrow Funds only with the prior written consent of Buyer, and (ii) by delivery by the Seller Parties to Buyer of a certificate or certificates representing Executive Securities having an aggregate value (based on the cost of such shares to the Seller Party as of the Closing), equal to one-half of the amount owing, duly endorsed in blank or accompanied by duly executed stock powers); and thereafter shall be made directly by the Seller Parties in accordance with the terms of this Section 8.2(c); PROVIDED THAT after the termination of the Escrow or the Letter of Credit, as the case may be, any amounts owing from the Seller Parties to any Buyer Party pursuant to this Section 8.2 may be made by the Seller Parties, at their option, by paying cash in the amount of the deemed value of the Executive Securities transferred to a Buyer Party under this Section 8.2. As security for the Seller Parties indemnification obligations hereunder, each of Lebakken, Lundgren and AsTraKel shall execute a Pledge Agreement in the form attached hereto as EXHIBIT I, which will grant to Buyer a security interest in the Executive Securities. The Buyer Parties shall be entitled to (but shall not be required to) set-off any amounts due or payable to any of the Buyer Parties by the Seller Parties pursuant to this
Section 8.2 against any amounts otherwise due and payable by any of the Buyer Parties or any of their Affiliates to the Seller Parties (including any amounts payable by Buyer in respect of its capital stock). All indemnification payments under this Section 8.2 shall be deemed adjustments to the Purchase Price set forth in Section 2.4(a) above.

          (d) DEFENSE OF THIRD-PARTY CLAIMS. Any Person making a claim for indemnification under this Section 8.2 (an "INDEMNITEE") shall notify the indemnifying party (an "INDEMNITOR") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a recognized and reputable counsel acceptable to the Indemnitee to be the lead counsel in connection with such defense; PROVIDED THAT prior to the Indemnitor assuming control of such defense it shall first
(i) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification (without regard to any dollar limitations otherwise set forth herein) and that it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (ii) enter into an agreement with the Indemnitee in form and substance satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; and PROVIDED FURTHER, that:

               (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED THAT the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee);

               (ii) the Indemnitor shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the fees and expenses of counsel retained by the Indemnitee if
     (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (5) the claim involves environmental matters in which case the Indemnitee shall have sole control and management authority over the resolution of such claim (including hiring legal counsel and environmental consultants, conducting environmental investigations and cleanups, negotiating with governmental agencies and third parties and defending or settling claims and actions); PROVIDED THAT the Indemnitee shall keep the Indemnitor apprised of any major developments relating to any environmental claim; or (6) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

               (iii) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

          (e) CERTAIN WAIVERS, ETC. Each of the Seller Parties and AsTraKel hereby agrees that he or it shall not make any claim for indemnification against any of Buyer, CCC, Char Stan or any of Buyer's Affiliates by reason of the fact that such Seller Party (or AsTraKel) is or was a stockholder, director, officer, employee or agent of CCC or Char Stan or is or was serving at the request of CCC or Char Stan as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Buyer Parties against such Seller Party (or AsTraKel) pursuant to this Agreement, the CCC Merger Agreement, the Char Stan Merger Agreement, the Equipment Purchase Agreement, the Goodwill Purchase Agreement, or applicable law or otherwise, and each of the Seller Parties and AsTraKel hereby acknowledges and agrees that he or it shall not have any claim or right to contribution or indemnity from Buyer, CCC, Char Stan or any of Buyer's Affiliates with respect to any amounts paid by him or it pursuant to this Agreement or otherwise. Effective upon the Closing, each of the Seller Parties and AsTraKel hereby irrevocably waives, releases and discharges CCC and Char Stan from any and all liabilities and obligations to it or him of any kind or nature whatsoever, whether in his or its capacity as a stockholder, officer or director of CCC or Char Stan or otherwise (including in respect of any rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than this Agreement and any of the other agreements executed and delivered in connection herewith) or otherwise at law or equity, and each of the Seller Parties and AsTraKel agrees that he or it shall not seek to recover any amounts in connection therewith or thereunder from CCC, Char Stan or any of their Affiliates. In no event shall Buyer, CCC, Char Stan or any of Buyer's Affiliates have any liability whatsoever to any Seller Party or AsTraKel for any breaches of the representations, warranties, agreements or covenants of the Seller Parties or AsTraKel hereunder or under the CCC Merger Agreement, the Char Stan Merger Agreement, the Equipment Purchase Agreement or the Goodwill Purchase Agreement, and in any event none of the Seller Parties or AsTraKel may seek contribution from Buyer, CCC, Char Stan or any of Buyer's Affiliates in respect of any payments required to be made by a Seller Party or AsTraKel pursuant to this Agreement, the CCC Merger Agreement, the Char Stan Merger Agreement, the Equipment Purchase Agreement, or the Goodwill Purchase Agreement. For purposes of this Section 8.2(e), references to Buyer's Affiliates shall not be deemed to include Lebakken or Lundgren.

     8.3 MUTUAL ASSISTANCE. Buyer, Seller and each of the Principals agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by Seller and Buyer in connection with the execution and delivery of this Agreement and/or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

     8.4 PRESS RELEASE AND ANNOUNCEMENTS. Unless required by law (in which case each of Buyer and Seller agree to use reasonable efforts to consult with the other party prior to any such disclosure as to the form and content of such disclosure), after the date hereof and through and including the Closing Date, no press releases, announcements to the employees, customers or suppliers of Seller or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of each of Buyer and Seller. After the Closing, Buyer and Seller may issue any such releases of information without the consent of any other party hereto.

     8.5 EXPENSES. Except as otherwise provided herein, the Principals, Seller and Buyer shall pay all of their own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

     8.6 SPECIFIC PERFORMANCE. Each of Seller and Buyer acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller and Buyer agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

     8.7  ARBITRATION PROCEDURE

          (a) Each of Buyer and Seller agrees that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions this Article VIII (the "DISPUTES") following the Closing; PROVIDED THAT nothing in this
Section 8.7 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 8.7 or in the Rules for Non-Administered Arbitration of Business Disputes (the "RULES") promulgated by the Center for Public Resources Institute for Dispute Resolutions (the "INSTITUTE") as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the United States Arbitration Act, 9 U.S.C. ss.1 Et. SEq.

          (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after the delivery of such notice, the party delivering such notice of Dispute (the "DISPUTING PERSON") may thereafter commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "NOTICE OF ARBITRATION"). Such Notice of Arbitration shall specify the nature of any Dispute and any other matters required by the Rules as in effect from time to time to be included therein. The Arbitrator shall permit and facilitate such discovery as the party initiating such claim shall reasonably request. Buyer and Seller shall mutually agree upon one arbitrator to resolve any Dispute pursuant to the procedures set forth in this Section 8.7 and the Rules.

          (c) The arbitrator selected pursuant to Section 8.7(b) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer submits a claim for $1,000 and if Seller contest only $500 of the amount claimed by Buyer, and if the arbitrator ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 DIVIDED BY 500) to Seller and 40% (i.e., 200 DIVIDED BY 500) to Buyer.

          (d) The arbitration shall be conducted in Washington, D.C. under the Rules as in effect from time to time. The arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "FINAL DETERMINATION") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

          (e) Buyer or Seller may enforce any Final Determination in any state or federal court of competent jurisdiction. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

     8.8 FURTHER ASSURANCES. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. Seller acknowledges and agrees that, from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to Seller, other than the corporate minute books of Seller; PROVIDED THAT Seller will provide a copy of such books to Buyer if so requested in connection with any third party claim involving Buyer or its Affiliates and the Business. Seller shall not in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with Seller and its Affiliates at any time after the date of this Agreement as were maintained with Seller and its Affiliates prior to the date of this Agreement.

     8.9 CONFIDENTIALITY. Each of the Seller Parties and Buyer agrees not to disclose or use at any time (and each of the Seller Parties and Buyer shall cause each of its Affiliates not to use or disclose at any time) any Confidential Information, except to the extent that such disclosure or use is required by law. Each of the Seller Parties and Buyer further agrees to take all appropriate steps (and to cause each of his or its Affiliates to take all appropriate steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event any Seller Party, Buyer or any of their respective Affiliates is required by law to disclose any Confidential Information, the Seller Party or Buyer shall promptly notify the other in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and the Seller Party shall cooperate with Buyer and the Seller Parties to preserve the confidentiality of such information consistent with applicable law.

     8.10 TAX MATTERS

          (a) TAX PERIODS ENDING ON, BEFORE OR AFTER THE CLOSING DATE. Seller shall prepare or cause to be prepared and file or cause to be filed and be responsible for all Taxes due or to become due with respect to all Tax Returns for Seller for all periods ending on, prior to or after the Closing Date or for which the date of measurement for such Tax occurs on, prior to or after the Closing Date. Buyer shall be responsible for all Taxes due or to become due with respect to Tax Returns for Buyer for all periods ending on, prior to or after the Closing Date for which the measurement for such Tax occurs on, prior to or after the Closing Date.

          (b) COOPERATION ON TAX MATTERS. Seller and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 8.10 and any audit, litigation or other proceeding with respect to Taxes.

          (c) SALES AND TRANSFER TAXES. All sales, use, excise, value-added, goods and services, transfer, recording, documentary, registration, conveyancing and similar taxes that may be imposed on the sale and transfer of the Purchased Assets (including any stamp, duty or other tax chargeable in respect of any instrument transferring property and any recording fees or expenses payable in connection with the sale and transfer of the Intellectual Property), together with any and all penalties, interest and additions to tax with respect thereto, shall be paid by Seller. Buyer and Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such taxes described in the immediately preceding sentence. Buyer and Seller shall cooperate in providing each other with appropriate resale exemption certification and other similar tax and fee documentation.

     8.11 EMPLOYEE AND RELATED MATTERS

          (a) TRANSFERRED EMPLOYEES. As of the Closing Date, Buyer shall offer employment to all employees of Seller who are actively employed by Seller in connection with the Business as of the Closing Date (the "ACTIVE EMPLOYEES"). In the case of any employees of Seller in connection with the Business who, as of the Closing Date, are absent from active employment with Seller for any reason (including as a result of layoff, leave of absence, disability, illness or injury) (the "INACTIVE EMPLOYEES" and, together with the Active Employees, the "BUSINESS EMPLOYEES") such Inactive Employees shall not become employees of Buyer unless (i) the Inactive Employee was absent from active employment with Seller as of the Closing Date solely on account of a short-term disability, and (ii) such Inactive Employee returns to active employment with Buyer within a period of 3 months following the Closing Date. The Business Employees who become employed by Buyer shall be referred to herein as "TRANSFERRED EMPLOYEES." Buyer shall employ each Transferred Employee at the same salary or wage level provided to such Transferred Employee by Seller immediately prior to the Closing; PROVIDED THAT, notwithstanding the foregoing, Buyer may modify such salary or wage level at any time subsequent to the Closing Date. Nothing in this Agreement shall limit Buyer's ability to terminate the employment of any Transferred Employee at any time and for any reason, including without cause.

          (b) SELLER EMPLOYEE BENEFIT PLANS. Effective as of the earlier of the last day of the month in which the Closing Date occurs or the day in which Buyer obtains replacement health and welfare coverage for the Transferred Employees (the "TRANSITION DATE"), Seller shall terminate all Plans. Buyer shall have no right, title, interest, obligation, duty or liability with respect to the Plans or any other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is maintained or contributed to by (or required to be maintained or contributed to by) any person or entity that, together with Seller, is at any time treated as a single employer under Section 414 of the Code (each such employee pension benefit plan, an "ERISA AFFILIATE PLAN"), and Seller shall indemnify and hold Buyer harmless against all claims, suits, damages, losses, costs and expenses arising out of any liabilities, obligations or commitments with respect to the Plans, the ERISA Affiliate Plans and any employee pension benefit plans sponsored at any time by Communicor Corporation.

          (c) BENEFIT ARRANGEMENTS FOR TRANSFERRED EMPLOYEES. During the period commencing on the Closing Date and ending on the Transition Date (the "TRANSITION PERIOD"), Transferred Employees shall continue to participate in Seller's Plans. Buyer shall reimburse Seller for the cost of coverage under the Plans during the Transition Period. Effective on the day following the Transition Date, Buyer shall provide to and on behalf of the Transferred Employees such employee benefit plans or programs as are substantially comparable in the aggregate to similar employee benefit plans or programs provided by Seller to and on behalf of Transferred Employees prior to the Closing Date. So long as Seller terminates all Plans pursuant to Section 8.11(b), Buyer shall be responsible for obligations arising under Part 6 of Title I of ERISA and Section 4980B of the Code relating to any qualifying event occurring on or before the Transition Date.

          (d) OTHER MATTERS. Seller shall be responsible for all liabilities, obligations and commitments relating to: (i) compensation of the Transferred Employees for periods prior to the Closing Date and arising as a result of the transactions contemplated by this Agreement, including severance compensation and bonus payments; and (ii) payments attributable to any accrued and unpaid holidays and sick days to which the Transferred Employees are entitled with respect to all periods of service as of the Closing Date under any holiday, sick day or similar policy or practice of any Seller in effect immediately preceding the Closing Date.

          (e) MUTUAL COOPERATION. Seller shall provide promptly to Buyer, at Buyer's request, any information or copies of personnel records (including addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Seller (and predecessors of Seller, as applicable). Seller and Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 8.11.

          (f) PAYROLL TAXES. Buyer and Seller agree that the payroll taxes of the Transferred Employees shall be treated in accordance with the Alternate Procedure of Section 5 of Revenue Procedure 96-60.

     8.12 NAME CHANGE. On the Closing, Seller and all of its Affiliates shall change their names to a name which does not use the word or a word similar to "Communicor."

     8.13 NULINE EQUIPMENT. Seller shall, and Seller Parties shall cause its Affiliates to, make available to Buyer the "Nuline" equipment (the "NULINE EQUIPMENT") identified on Attachment IV.C to the attached CONTRACTS SCHEDULE. If Buyer chooses (in its sole discretion) to use the Nuline

Equipment, Buyer shall pay to Seller as rent an amount equal to the fair market rental value of the Nuline Equipment used.

     8.14 INSURANCE TRANSITION. The Seller Parties agree that Seller will maintain the insurance policies (with Buyer and Buyer's lenders listed as an additional named insured) described on the attached INSURANCE TRANSITION SCHEDULE, for a period of time commencing immediately after the Closing and ending when Buyer notifies Seller that it has obtained its own separate insurance coverage (the "INSURANCE TRANSITION PERIOD"). Buyer shall reimburse Seller for the out-of-pocket cost of such insurance maintained by Seller during the Insurance Transition Period.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 AMENDMENT AND WAIVER. This Agreement may be amended, and any provision of this Agreement may be waived; PROVIDED THAT any such amendment or waiver will be binding upon the Seller Parties only if such amendment or waiver is set forth in a writing executed by Seller, and any such amendment or waiver will be binding upon the Buyer only if such amendment or waiver is set forth in a writing executed by Buyer. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     9.2 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Seller Parties and Buyer shall be sent to the addresses indicated below:

NOTICES TO SELLER PARTIES:

Communicor Corporation - USA
P.O. Box 35884
Fayetteville, NC 28303
Attn:    Gardner H. Altman, Jr.
Telecopy:         (910) 484-5853

With copies to (which shall not constitute notice to the Seller Parties):

Murnane, Conlin, White & Brandt
1800 Piper Jaffray Plaza
444 Cedar Street
St. Paul, MN 55101
Attn:    John E. Brandt
Telecopy:         (651) 223-5199

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309-3424
Attn:    Joe T. Taylor
Telecopy:         (404) 881-4777

NOTICES TO THE BUYER:

Communicor Telecommunications, Inc.
c/o Linc.net, Inc.
6303 Blue Lagoon Drive
Suite 304
Miami, FL 33126
Attn: Ismael Perera
Telecopy:         (305) 266-0875

WITH COPIES TO (WHICH SHALL NOT CONSTITUTE NOTICE TO THE BUYER):

First Chicago Equity Capital
55 West Monroe Street
16th Floor
Chicago, IL 60670
Attn:    Burton E. McGillivray
Telecopy:         (312) 732-7483

Saunders Karp & Megrue
262 Harbor Drive
Stamford, CT 06902
Attn:    Timothy B. Armstrong
Telecopy:         (203) 708-6677

Kirkland & Ellis
200 East Randolph
Chicago, IL 60601
Attn:    Ted H. Zook
         E. Paul Quinn

Telecopy:         (312) 861-2200


     9.3 SUCCESSORS AND ASSIGNS. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Seller Party after the Closing, without the prior written consent of Buyer. Without limiting the foregoing, Buyer may assign its rights and obligations pursuant to this Agreement, including its rights and obligations under the Escrow Agreement, in whole or in part, to an Affiliate or in connection with any disposition or transfer of all or any portion of Buyer, Linc.net or their business in any form of transaction without the consent of any of the other parties hereto; PROVIDED THAT Linc.net may not assign its guarantee hereunder without the prior written consent of Seller. Buyer and Linc.net may assign any or all of their rights pursuant to this Agreement, including their rights to indemnification, to any of their lenders as collateral security.

     9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9.5 INTERPRETATION. The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word "including" herein shall mean "including without limitation" and, unless the context otherwise required, "neither," "nor," "any," "either" and "or" shall not be exclusive. The term "knowledge" shall mean with respect to the Seller, the actual knowledge, after reasonable investigation, of the Principals, and, with respect to any other Person, means the actual knowledge of such Person. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     9.7 NO THIRD-PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of Seller.

     9.8 COMPLETE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (including that certain letter of intent dated November 5, 1999, between Buyer and Seller), whether written or oral, relating to such subject matter in any way.

     9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.

     9.10 DELIVERY BY FACSIMILE. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

     9.11 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of Minnesota without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Minnesota.

     9.12 SCHEDULES. Nothing in any schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the exception is disclosed as provided herein on each such other applicable schedule by cross reference or otherwise. Other than with respect to the attached INDEMNIFICATION SCHEDULE, to the extent that there is an inconsistency between the provisions of this Agreement and the Schedules attached hereto, this Agreement and the provisions hereof shall govern.

     9.13 BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets. Seller agrees to indemnify Buyer against all liability, damage or expense which Buyer may suffer due to the failure to so comply or to provide notice required by any such law.

     9.14 LINC.NET GUARANTEE. Linc.net guarantees the payment and performance of Buyer's obligations hereunder. The liability of Linc.net under this guarantee shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Buyer or any other person. This guaranty shall remain in full force and effect even though any right which Seller has against Buyer has been assigned or otherwise transferred or diminished.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the date first written above.

                       COMMUNICOR TELECOMMUNICATIONS, INC.


                       By:_________________________________
                       Name:
                       Title:


                       LINC.NET, INC. (with respect to Section 9.14 only)


                       By:_________________________________
                       Name:
                       Title:


                       COMMUNICOR CORPORATION - USA


                       By:________________________________
                       Name:
                       Title:


                       COMMUNICATIONS CONSTRUCTION CORPORATION


                       By:________________________________
                       Name:
                       Title:

                       CHAR STAN, INC.


                       By:_________________________________
                       Name:
                       Title:

                       TRANSWEST, INC.

                       By:_________________________________
                       Name:
                       Title:


                       ASTRAKEL INTERNATIONAL, LTD.

                       By:__________________________________
                       Name:
                       Title:


                       TRANSWESTSOUTH, INC.

                       By:________________________________
                       Name:
                       Title:



                       _________________________________
                       Stanley D. Lebakken, individually and doing business as dealer under the name Transwest



                       _________________________________
                       Charles R. Lundgren, individually and doing business as dealer under the name Transwest


                       _________________________________
                       Charles R. Lundgren


                       _________________________________
                       Stanley D. Lebakken


                       _________________________________
                       Gardner H. Altman, Jr.

                            INDEMNIFICATION SCHEDULE

     Notwithstanding anything contained in this Agreement or the Disclosure Schedules to the contrary, each of the Seller Parties (and AsTraKel with respect to item 2) shall jointly and severally indemnify the Buyer Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when occurred for:

1. All Losses related to claims of any sort or nature made by Masoud Shirazi related to facts, events or circumstances arising on or before the Closing Date, including but not limited to any right to receive a percentage of the revenues or profits of Seller or any right to purchase Seller assets.

2. All Losses related to claims of any sort or nature made by Communications Technology Companies, Inc. or its successors or assigns by operation of law or otherwise.

3. All Losses related to claims of any sort or nature made by the "Walker Group" or related to the Communicor South West Joint Venture, E&C
Communications Construction, Inc., CC Enterprises Development Corp., NLLC, Inc. or Nuline Communications, Inc.

4. All Losses related to any Tax liabilities of any Person as a transferee or successor, by contract or otherwise, resulting from the transfer of the Business from Communicor Corporation to Seller in April 1999.

                            BUYER BROKERAGE SCHEDULE

     Buyer or one of its Affiliates will pay a fee to Gateway Partners in connection with the transactions contemplated by this Agreement.

                          INSURANCE TRANSITION SCHEDULE

----------------------------------------------------------------------------------------------------------------------

         COVERAGE                                                                   POLICY TERM         LIMIT OF
        DESCRIPTION                  INSURANCE COMPANY              POLICY #                            LIABILITY
---------------------------- ----------------------------------- ---------------- ----------------- ------------------
    Property Insurance       Federated Mutual Insurance Company      1048960         6/24/99-00          Various
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

            EDP              Federated Mutual Insurance Company      1048960         6/24/99-00          Various
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

   Contractors Equipment     Federated Mutual Insurance Company      1048960         6/24/99-00          Various
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

   Installation Floater      Federated Mutual Insurance Company      1048960         6/24/99-00         $250,000
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

   Workers Compensation      Federated Mutual Insurance Company      1048962         6/24/99-00        $500,000 EL
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

     General Liability       Federated Mutual Insurance Company      1048960         6/24/99-00        $2 million
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

   Automobile Insurance      Federated Mutual Insurance Company      1048960         6/24/99-00        $1 million
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

    Umbrella Liability       Federated Mutual Insurance Company      1048961         6/24/99-00        $10 million
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

      Crime Insurance        Federated Mutual Insurance Company      1048960         6/24/99-00
---------------------------- ----------------------------------- ---------------- ----------------- ------------------

           EPLI              Federated Mutual Insurance Company      1093677         6/24/99-00         $250,000
---------------------------- ----------------------------------- ---------------- ----------------- ------------------